Sub-Item 77Q1(e)

                                 AMENDMENT NO. 5
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of April 23, 2007, amends the Master Investment Advisory Agreement (the "Agreement"), dated November 25, 2003, between AIM Counselor Series Trust, a StateDelaware statutory trust, and A I M Advisors, Inc., a StateplaceDelaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to delete a portfolio, AIM Advantage Health Sciences Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:


                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES


NAME OF FUND                               EFFECTIVE DATE OF ADVISORY AGREEMENT

AIM Multi-Sector Fund                                   November 25, 2003
AIM Floating Rate Fund                                  April 14, 2006
AIM Select Real Estate Income Fund                      March 12, 2007
AIM Structured Core Fund                                March 31, 2006
AIM Structured Growth Fund                              March 31, 2006
AIM Structured Value Fund                               March 31, 2006


                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of each Fund, as full compensation for all services rendered, an advisory fee for such Funds as set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Funds for the calendar year computed in the manner used for the determination of the net asset value of shares of such Funds.


                                                   AIM FLOATING RATE FUND

NET ASSETS                                               ANNUAL RATE

First $500 million...........................................0.65%
Next $4.5 billion............................................0.60%
Next $5 billion..............................................0.575%
Over $10 billion.............................................0.55%


                                                   AIM MULTI-SECTOR FUND

NET ASSETS                                               ANNUAL RATE

All Assets...................................................0.75%


                                             AIM SELECT REAL ESTATE INCOME FUND

NET ASSETS                                               ANNUAL RATE

First $250 million...........................................0.75%
Next $250 million............................................0.74%
Next $500 million............................................0.73%
Next $1.5 billion............................................0.72%
Next $2.5 billion............................................0.71%
Next $2.5 billion............................................0.70%
Next $2.5 billion............................................0.69%
Amount over $10 billion......................................0.68%


                            AIM STRUCTURED CORE FUND
                           AIM STRUCTURED GROWTH FUND
                            AIM STRUCTURED VALUE FUND

NET ASSETS                                               ANNUAL RATE

First $250 million...........................................0.60%
Next $250 million............................................0.575%
Next $500 million............................................0.55%
Next $1.5 billion............................................0.525%
Next $2.5 billion............................................0.50%
Next $2.5 billion............................................0.475%
Next $2.5 billion............................................0.45%
Over $10 billion.............................................0.425%

         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                             AIM COUNSELOR SERIES TRUST


Attest:   /s/ P. Michelle Grace              By: /s/ John M. Zerr
          -----------------------------          ------------------------------
          Assistant Secretary                    John M. Zerr
                                                 Senior Vice President

(SEAL)

                                             A I M ADVISORS, INC.


Attest:   /s/ P. Michelle Grace              By:    /s/ John M. Zerr
          -----------------------------          ------------------------------
          Assistant Secretary                    John M. Zerr
                                                 Senior Vice President

(SEAL)